EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC
Date of Event Requiring Statement: March 13, 2018
Issuer Name: Vistra Energy Corp. [VST]

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Vice President